UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2016

ONCOGENEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-80623	95-4343413
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19820 North Creek Parkway Bothell, Washington		98011
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 686-1500

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The disclosure under Item 2.05 of this current report on Form 8-K is incorporated by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 3, 2016, the board of directors of OncoGenex Pharmaceuticals, Inc. (the “Company”) committed to a plan to reduce operating expenses, which included a workforce reduction of 11 employees, representing approximately 27% of the Company’s employees prior to the reduction. The Company estimates it will incur approximately $0.4 million in cash expenditures as a result of the workforce reduction, substantially all of which will be severance costs. The Company expects cost savings associated with the reduction of employees and consultants, together with the elimination of certain planned expenditures not required for the completion of ongoing trials, will extend cash runway into the third quarter of 2017.

As of December 31, 2015, the Company’s cash, cash equivalents and short-term investments were $55.2 million. Based on current expectations, the Company believes that resources will be sufficient to fund currently planned operations into the third quarter of 2017. Depending on timing of enrollment or event-driven final analyses, the expected timing of key milestones and activities are as follows:

•	Custirsen

•	Announcing AFFINITY trial results, the phase 3 trial evaluating a survival benefit for custirsen in combination with cabazitaxel as second-line chemotherapy in approximately 630 patients with castrate-resistant prostate cancer. The final analysis for the intent-to-treat population is expected in the third quarter of 2016.

•	Announcing ENSPIRIT trial results, the phase 3 trial evaluating a survival benefit for custirsen in combination with docetaxel as second-line chemotherapy in approximately 700 patients with non-small cell lung cancer. The final survival analysis is expected in the first half of 2017.

•	Apatorsen

•	Announcing Borealis-2 trial results, an investigator-sponsored, randomized phase 2 trial evaluating apatorsen in combination with docetaxel treatment compared to docetaxel treatment alone in patients with advanced or metastatic bladder cancer. Final results are expected in the second half of 2016.

•	Announcing Spruce trial results for the overall survival endpoint, the investigator-sponsored, randomized, placebo-controlled phase 2 trial evaluating apatorsen treatment with carboplatin and pemetrexed chemotherapy in patients with previously untreated advanced non-squamous NSCLC. Results are expected in the second half of 2016.

•	Preparing an investigational new drug application for FDA submission of apatorsen for intravesical administration in combination with Bacillus Calmette-Guerin (BCG) treatment in patients with non-muscle invasive bladder cancer.

A copy of the Company’s press release dated February 4, 2016 announcing the foregoing is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Forward Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected use and adequacy of cash reserves, timing for clinical trial milestones and statements regarding the potential benefits and potential development of the Company’s product candidates. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, the risk of delays in the Company’s expected clinical trials, the risk that new developments in the rapidly evolving cancer therapy landscape require changes in the Company’s clinical trial plans or limit the potential benefits of its product, the risk that the Company is unable to raise on acceptable terms the capital needed to complete its clinical trials, the risk that its product candidates do not demonstrate the hypothesized or expected benefits and the other factors described in the Company’s risk factors set forth in its filings with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release issued by OncoGenex Pharmaceuticals, Inc. dated February 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ONCOGENEX PHARMACEUTICALS, INC.

Date: February 4, 2016	/s/ John Bencich
John Bencich Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by OncoGenex Pharmaceuticals, Inc. dated February 4, 2016

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